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                                                               EXHIBIT 23.2



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and "Selected Financial Data" and to the use of our report dated January 30, 1997, except for Note 9, as to which the date is March 3, 1997, in Amendment No. 4 to the Registration Statement (Form S-1) and the related Prospectus of Vista Medical Technologies, Inc. for the registration of 4,025,000 shares of its common stock.


                                         /s/ Ernst & Young LLP

                                         ERNST & YOUNG LLP

San Diego, California
June 30, 1997